Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Chief Financial Officer	CCG Investor Relations
Universal Travel Group	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489	Mr. Gary Chin, Phone: +1-646-213-1909
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Provides TRIPEASY Kiosks Expansion Update

SHENZHEN, China, July 13, 2009 – Universal Travel Group (Amex: UTA) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing and hotel reservation services, today announced it has increased the number of TRIPEASY Kiosks to over 200 and significantly expanded its coverage in the Guangdong province in the second quarter of 2009 through strategic partnership with multiple property management companies.

Universal Travel Group is one of the first online travel and leisure companies to form partnerships with premier property management companies.  The Company jump started its retail initiative with the TRIPEASY Kiosks this year.  Year-to-date, Universal Travel Group doubled the Kiosks count to over 200, placed strategically throughout the Guangdong province.  The initial development and expansion phase was well-received by the public as well as partnership property management companies.  Although the Kiosks are generating modest revenue in comparison to overall revenue from operations, it has benefited the Company by generating business flow to its call centers and website as well as increasing the Company’s visual presence throughout Shenzhen and other major cities.

Leveraging its experience with the Kiosks rolled out thus far, the Company plans to rapidly distribute its TRIPEASY Kiosks in Xi’an, Chongqing and Hong Kong for the rest of 2009. Some of the Company’s partner property management companies include Fantasia Property Management, Urban Property Management, Shenzhen Hongkai Property Management, Shenzhen CITIC Business Management, Shenzhen Lifeng Property Management Limited, Shenzhen MingAnLe Property Management, Shenzhen Kaiyuan International Property Management and Shenzhen Jia Yi Living Property Management.

“TRIPEASY Kiosks will be an important market trend indicator and revenue source for Universal Travel Group in the future,” said Ms. Jiangping Jiang, Chairwoman and CEO of Universal Travel Group, “We will leverage our brand equity and awareness in Shenzhen to further expand our market share into other major cities with additional Kiosk distribution.”

About Universal Travel Group

Universal Travel Group, a growing travel services provider in the PRC, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers and booking services for air tickets and hotels. In 2007, Universal Travel Group completed the acquisitions of Shenzhen Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. In 2009, Universal Travel Group sold Shenzhen Speedy Dragon to focus on more profitable travel related businesses and its cost effective TRIPEASY Kiosks expansion. Universal Travel Group's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, hotel booking and tour packaging segments. For more information about the Company, please visit us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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